Exhibit 3.1

CERTIFICATE OF FORMATION

OF

ZEBRAFISH E MERGER SUB II, LLC

This Certificate of Formation of Zebrafish Merger Sub II, LLC, is being duly executed and filed by the undersigned, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C §18-101, et seq.).

FIRST:	The name of the limited liability company is Zebrafish Merger Sub II, LLC (the “Company”).

SECOND:	The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive in the City of Wilmington, County of New Castle, 19808.

THIRD:	The name and address of the registered agent for service of process of the Company in the State of Delaware required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act is:

NAME	ADDRESS
Corporation Service Company	251 Little Falls Drive Wilmington, DE 19808

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of this 16th day of September, 2022.

By:	/s/ William Stanton
Name: William Stanton
Title: Authorized Person